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                                                                    EXHIBIT 32.1

                                 CERTIFICATION

      The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of American Shared Hospital Services for the quarterly period ended June 30, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Ernest A. Bates, M.D., the Chief Executive Officer and Craig K. Tagawa, the Chief Financial Officer of American Shared Hospital Services, each certifies that, to the best of his knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Shared Hospital Services.



                                       /s/ Ernest A. Bates, M.D.
                                       -------------------------
                                       Ernest A. Bates, M.D.
                                       Chief Executive Officer



                                       /s/ Craig K. Tagawa
                                       -----------------------
                                       Craig K. Tagawa
                                       Chief Financial Officer





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